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                                                                      EXHIBIT 5
                                 BRYAN CAVE LLP
                            2800 North Central Avenue
                                   21st Floor
                           Phoenix, Arizona 85004-1098
                                 (602) 230-7000
                            FACSIMILE: (602) 266-5938


                                 August 24, 1995

Bowmar Instrument Corporation
5080 North 40th Street, Suite 475
Phoenix, AZ  85018

    Re:  Bowmar Instrument Corporation
         Registration Statement on Form S-8

Dear Sirs:

    As counsel for Bowmar Instrument Corporation ("Company"), we are familiar with its Amended and Restated Certificate of Incorporation and Bylaws, as amended. We are also familiar with the corporate proceedings taken by the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 ("Registration Statement"), covering 600,000 shares ("Shares") of the Company's Common Stock, without par value (stated value $.10 per share) ("Common Stock").

    We have examined and relied upon such corporate records of the Company and such other documents, instruments, and certificates of public officials and officers and representatives of the Company as we have considered relevant, necessary or appropriate for purposes of this opinion letter.

    Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock.

    We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit thereto. In giving this consent, we do not hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Fred N. Gerard, a director and shareholder of the Company, is of counsel to this firm.

                                  Very truly yours,

                                  BRYAN CAVE LLP

                                  /S/ FRED N. GERARD
                                  ---------------------------------------------
                                  FRED N. GERARD
FNG:rs